SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Preliminary proxy statement

Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2).

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to §240.14a-12.

Dura Automotive Systems, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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No fee required.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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DURA AUTOMOTIVE SYSTEMS, INC.

2791 Research Drive
Rochester Hills, MI 48309

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 20, 2003

Dear Stockholders:

      You are cordially invited to attend Dura Automotive Systems, Inc.’s 2003 Annual Meeting of the Stockholders to be held on May 20, 2003 at 1:00 p.m. at Dura’s headquarters located at 2791 Research Drive, Rochester Hills, Michigan 48309. We are holding the meeting to:

1. Elect the Board of Directors;

2. Increase shares available for purchase under the Employee Stock Discount Purchase Plan; and

3. Transact any other business that may properly come before the meeting.

      If you owned Dura common stock at the close of business on Tuesday, April 15, 2003, you may attend and vote at the meeting. If you cannot attend the meeting, you may vote by mailing the proxy card in the enclosed postage-paid envelope. Any stockholder attending the meeting may vote in person, even if you have already returned a proxy card. A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our headquarters in Rochester Hills for the ten days prior to the meeting for any purpose related to the meeting.

      We look forward to seeing you at the meeting.

Sincerely,

-s- David Bovee
DAVID BOVEE
Assistant Secretary

April 28, 2003

IMPORTANT: For the Annual Meeting to be legally held, there must be a quorum (majority of the outstanding shares). Accordingly, you are urged to date, sign and return the proxy in the enclosed envelope. This will not prevent you from voting in person if you so desire.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 20, 2003
SOLICITATION AND VOTING OF PROXY
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 SHARE ALLOCATION TO EMPLOYEE STOCK DISCOUNT PURCHASE PLAN
OTHER BUSINESS
OWNERSHIP OF DURA COMMON STOCK
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING
ADDITIONAL INFORMATION
CHARTER

Dura Automotive Systems, Inc.
2791 Research Drive
Rochester Hills, MI 48309

PROXY STATEMENT

2003 ANNUAL MEETING OF STOCKHOLDERS
May 20, 2003

       This Proxy Statement and accompanying Proxy are being furnished to the holders of Class A common stock, par value $.01 per share, (the “Class A Stock”) and Class B common stock, par value $.01 per share, (the “Class B Stock” and collectively with the Class A Stock, the “Common Stock”) of Dura Automotive Systems, Inc. (“Dura” or the “Company”) in connection with the solicitation of Proxies on behalf of the Board of Directors of Dura (the “Board of Directors”) for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 20, 2003, at 1:00 p.m. local time, at Dura’s headquarters, 2791 Research Drive, in Rochester Hills, Michigan, and at any adjournments and postponements thereof. These Proxy materials are being mailed on or about April 28, 2003 to holders of record on April 15, 2003 of the Common Stock.

SOLICITATION AND VOTING OF PROXY

      When you sign and return the enclosed Proxy and if no direction is indicated, such proxy will be voted FOR the slate of directors described herein, FOR the proposal set forth in Item 2 in the Notice of Meeting and, as to any other business as may properly be brought before the Annual Meeting and any adjournments or postponements thereof, in the discretion of the Proxy holders.

      Returning your completed Proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so. In addition, you may revoke your Proxy at any time before it is voted by written notice to the Secretary of Dura prior to the Annual Meeting or by submission of a later-dated Proxy or by the withdrawal of your Proxy and voting in person at the Annual Meeting.

      On April 15, 2003, there were 16,509,896 shares of Class A Stock and 1,761,150 shares of Class B Stock outstanding. Dura’s Class A Stock and Class B Stock are substantially identical except with respect to voting power and conversion rights. The Class A Stock is entitled to one vote per share and the Class B Stock is entitled to ten votes per share. The Class B Stock is convertible at the option of the holder, and mandatorily convertible upon the transfer thereof (except to affiliates) and upon the occurrence of certain other events, into Class A Stock on a share-for-share basis. The Class A Stock and Class B Stock will generally vote together as a single class on all matters submitted to a vote of stockholders. The presence in person or by proxy of a majority of such votes shall constitute a quorum for purposes of the Annual Meeting. Under Delaware law, abstentions are treated as present and entitled to vote and therefore have the effect of a vote against a matter. A broker non-vote on a matter is considered not entitled to vote on that matter and thus is not counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved. Votes cast at the meeting or submitted by proxy will be counted by inspectors of the meeting who will be appointed by the Company.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      The Board of Directors is currently comprised of ten members. One of the current directors, Eric J. Rosen, has determined not to stand for re-election to the Board of Directors. The Board has established by resolution that the number of directors of Dura, effective as of May 20, 2003, will consist of nine members, and has nominated and recommends the election of each of the nine nominees set forth below as a director of Dura to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. All of the nominees are incumbent directors of Dura, previously elected by Dura’s stockholders, except for Mr. Denton, who was elected by the Board on January 8, 2003 to become a member of the Board effective as of January 15, 2003. The Board of Directors expects all nominees named below to be available for election. If any nominee is not available, the Proxy holders may vote for a substitute unless the Board of Directors reduces the number of directors.

      Directors will be elected at the Annual Meeting by a plurality of the votes cast at the meeting by the holders of shares represented in person or by proxy. Accordingly, the nine individuals who receive the greatest number of votes cast by stockholders would be elected as directors of Dura. There is no right to cumulative voting as to any matter, including the election of directors.

      The Board of Directors recommends a vote “FOR” the election of the nominees to the Board of Directors.

      The following sets forth information as to each nominee for election at the Annual Meeting, including age as of April 15, 2003, principal occupation and employment for a minimum of the past five years, directorships in other public companies and period of service as a director of Dura.

      Scott D. Rued, 46, has served as Chairman and a Director of Dura since April 2002. From November 1990 to April 2002, Mr. Rued served as a Vice President of Dura. Mr. Rued, a stockholder of J2R Corporation (“J2R”), has also served as President and Chief Executive Officer of Hidden Creek Industries (“Hidden Creek”), a private industrial management company based in Minneapolis, Minnesota, which has provided certain management and other services to Dura, since May 2001. From January 1994 through April 2001, Mr. Rued served as Executive Vice President and Chief Financial Officer of Hidden Creek and from June 1989 through 1993 he served as Vice President-Finance and Corporate Development. Mr. Rued served as Vice President, Corporate Development and a director of Tower Automotive, Inc. (“Tower”), a manufacturer of engineered metal stampings and assemblies for the automotive industry, from April 1993 to April 2003. Mr. Rued served as Vice President, Chief Financial Officer and a director of Automotive Industries Holding, Inc., a supplier of interior trim components to the automotive industry, from April 1990 until its sale to Lear Corporation in August 1995. Mr. Rued has served as a director of J.L. French Automotive Castings, Inc. (“J.L. French”), a manufacturer of aluminum die cast components and assemblies for the automotive industry since April 2001 and as its Chairman since March 2003.

      Robert E. Brooker, Jr., 65, has served as a Director of Dura since September 1996. From 1993 to 1995, Mr. Brooker was President and Chief Operating Officer of Connell Limited Partnership. Prior thereto, Mr. Brooker served six years as President and Chief Executive Officer at Lord Corporation.

      Lawrence A. Denton, 52, joined Dura as President and Chief Executive Officer in January 2003. From 1996 until 2003, Mr. Denton was President of Dow Automotive, a $1 billion business unit of The Dow Chemical Company. Prior to his employment at Dow Automotive, he spent 24 years with Ford Motor Company, where he held a variety of senior management positions with increasing responsibility in manufacturing, quality, sales and marketing, engineering and purchasing. Mr. Denton serves as Chairman of the Board of the Original Equipment Suppliers Association, and is also a board member of the Motor & Equipment Manufacturer’s Association, Kettering University and Autotemp Company.

      Jack K. Edwards, 58, has served as a Director of Dura since December 1996. Mr. Edwards joined Cummins Engine Co., Inc. in 1972 and has served as Executive Vice President and Group President — Power Generation and International since March 1996. Mr. Edwards is also a director of David J. Joseph Co., a processor and trader of steel scrap.

      James O. Futterknecht, Jr., 56, has served as a Director of Dura since May 1999. Mr. Futterknecht joined Excel Industries, Inc. (“Excel”) in 1970, was Vice President-Corporate Sales from 1976 until 1984, was Vice President-Automotive Products from 1984 until 1987, was Vice President-Automotive Sales and Engineering from 1987 to 1990 and was Executive Vice President from 1990 to 1992. He was elected as President and Chief Operating Officer and was appointed as an Excel director in 1992. In 1995, he was elected to the additional offices of Chairman of the Board and Chief Executive Officer and served those offices until Dura acquired Excel in March 1999. Mr. Futterknecht is currently Senior Principal of Hammond, Kennedy, Whitney & Company, Inc., a New York, New York private equity firm.

      S.A. (Tony) Johnson, 62, has served as a Director of Dura since November 1990 and as its Chairman from November 1990 to April 2002. Mr. Johnson is the founder of Hidden Creek and the President of J2R. Prior to forming Hidden Creek, Mr. Johnson served from 1985 to 1989 as Chief Operating Officer of Pentair, Inc., a diversified industrial company. Mr. Johnson served as Chairman and a director of Automotive Industries Holding, Inc. from April 1990 until its sale to Lear Corporation in August 1995. Mr. Johnson has served as Chairman and a director of Tower since April 1993 and as a director of J.L. French since April 1999. Mr. Johnson served as Chairman of J.L. French from April 1999 to March 2003.

      J. Richard Jones, 60, has served as a Director of Dura since May 1998. Prior to the acquisition of Trident Automotive plc (“Trident”) in April 1998, Mr. Jones served as Group President and Chief Executive Officer of Trident’s predecessor from June 1992 until December 1997 and as Chairman, Chief Executive Officer and Director of Trident from December 1997 until April 1998.

      Karl F. Storrie, 65, has served as Vice Chairman of Dura since January 2003. From March 1991 until January 2003, Mr. Storrie served as Dura’s President, Chief Executive Officer and a Director. Prior to joining Dura and from 1986, Mr. Storrie was Group President of a number of aerospace manufacturing companies owned by Coltec Industries, a multi-divisional public corporation. Prior to becoming a Group President, Mr. Storrie was a Division President of two aerospace design and manufacturing companies for Coltec Industries from 1981 to 1986. Mr. Storrie is also a director of Argo-Tech Corporation, a manufacturer of aircraft fuel, boost and transfer pumps, and J.L. French.

      Ralph R. Whitney, Jr., 67, has served as a Director of Dura since May 1999. Mr. Whitney was a director of Excel from 1983 to March 1999 and was Chairman of the Board of Excel from 1983 to 1985. Mr. Whitney is currently the Chairman of Hammond, Kennedy, Whitney & Company, Inc., a New York, New York private equity firm, and has been a principal since 1971. Mr. Whitney is also a director of Relm Communications, Inc., First Technology plc., IFR Systems, Inc. and Baldwin Technologies, Inc.

      There are no family relationships between any of the directors or any of Dura’s executive officers.

Board and Committee Meetings

      The Board of Directors held 9 meetings (exclusive of committee meetings) during the preceding fiscal year. During 2002, each incumbent director attended at least 75% of the meetings of the Board of Directors and any committees on which such director served. The Board of Directors has established the following committees, the functions and current members of which are noted below.

      Executive Committee. The Executive Committee of the Board of Directors currently consists of Scott D. Rued (Chairman), Lawrence A. Denton, S.A. Johnson and Karl F. Storrie. The Executive Committee has all the power and authority vested in or retained by the Board of Directors and may exercise such power and authority in such manner as it shall deem for the best interest of Dura in all cases in which specific direction shall not have been given by the Board of Directors and subject to any specific limitations imposed by law or a resolution of the Board of Directors. The Executive Committee did not meet during the preceding fiscal year.

      Compensation Committee. The Compensation Committee of the Board of Directors currently consists of J. Richard Jones (Chairman), Jack K. Edwards and Ralph R. Whitney, Jr. During the last fiscal year, the Compensation Committee made recommendations to the Board of Directors with respect to salaries, compensation and benefits of directors and executive officers of Dura, including the grant of options under the 1998 Stock Incentive Plan (the “1998 Plan”). The Compensation Committee met 4 times during the preceding fiscal year.

      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee of the Board of Directors currently consists of Lawrence A. Denton, James O. Futterknecht, Jr., J. Richard Jones and Ralph R. Whitney, Jr. The responsibilities of the Nominating and Corporate

Governance Committee include: (1) responsibility for overseeing matters of corporate governance, including the evaluation of the performance and practices of the Board of Directors; (2) the selection of potential candidates for the board of directors and recommendations of nominees for directors to the full Board of Directors for approval; (3) responsibility for overseeing the process for performance evaluations of each of the Committees of the Board; and (4) the review of Dura’s management selection plans and recommendations of individuals for appointment to executive officer positions. The Nominating and Corporate Governance Committee met one time during the preceding fiscal year. The Nominating and Corporate Governance Committee of the Board of Directors will consider suggestions from many sources, including stockholders, regarding potential candidates for director positions. Recommendations, together with sufficient biographical information, with respect to candidates for director positions should be submitted to the Nominating and Corporate Governance Committee, c/o David R. Bovee, Vice President, Chief Financial Officer and Assistant Secretary, Dura Automotive Systems, Inc., 2791 Research Drive, Rochester Hills, Michigan 48309.

      Audit Committee. The Audit Committee of the Board of Directors currently consists of James O. Futterknecht, Jr. (Chairman), Robert E. Brooker, Jr. and Jack K. Edwards. The Audit Committee is responsible for reviewing as it shall deem appropriate, and recommending to the Board of Directors, internal accounting and financial controls for Dura and accounting principles and auditing practices and procedures to be employed in the preparation and review of Dura’s financial statements. The Audit Committee is also responsible for appointing independent public accountants to audit the annual financial statements of Dura. The Audit Committee met 11 times during the preceding fiscal year.

      Dura’s Class A Stock is quoted on the NASDAQ National Market. Pursuant to NASDAQ rules and Dura’s audit committee charter, the Audit Committee is to be comprised of three or more directors as determined by the Board of Directors, each of whom shall be “independent”; provided, however, that under NASDAQ rules and Dura’s charter, any director who is determined not to be “independent”, but is not a current employee of Dura or an immediate family member of an employee of Dura, may be appointed to the Audit Committee under exceptional and limited circumstances, if the Board of Directors determines that membership on the Audit Committee is required by the best interests of Dura and its stockholders.

      Because James O. Futterknecht, Jr. was an officer and an employee of Excel within the past three years, he is not considered to be “independent” at the present time within the meaning of NASDAQ rules and Dura’s charter. However, the Board of Directors has determined that Mr. Futterknecht’s previous experience as a chief executive officer of a publicly-traded company, his personal experience including responsibility for financial reporting and audit compliance and his familiarity with the duties and responsibilities and operations of the chief financial officer position, combined with nearly thirty years of experience in manufacturing businesses and the financial requirements of the automotive supplier industry, permits Dura to comply with the applicable NASDAQ rules and its charter. In particular, Mr. Futterknecht’s service on the Audit Committee ensures that at least one member of Dura’s Audit Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or any comparable experience or background which results in the individual’s financial sophistication, including being or having been a Chief Executive Officer, Chief Financial Officer or one of the senior officers with financial oversight responsibilities. The Board of Directors has determined that Mr. Futterknecht’s service as a member of the Audit Committee is required by the best interests of Dura and its stockholders.

      Effective May 25, 2000, Dura’s Board of Directors adopted a written charter with respect to the roles and responsibilities of the Audit Committee, which has been filed with the Securities and Exchange Commission (“SEC”). The written charter was subsequently amended on April 14, 2003. A copy of the amended charter is attached to this proxy statement as Exhibit A. The Audit Committee has reviewed, discussed and reassessed the adequacy of the Company’s written charter, and has determined that the charter, as amended, is adequate and in full compliance with applicable rules and requirements. The Audit Committee has certified to Dura’s Board of Directors that it has satisfied its responsibilities as set forth in Dura’s written charter.

Audit Committee Report

      The following Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that Dura specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      On March 26, 2003, the Audit Committee submitted to the Board the following report:

      We have reviewed and discussed with management Dura’s audited financial statements as of and for the year ended December 31, 2002, December 31, 2001 and December 31, 2000.

      We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of Dura’s internal controls. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

      We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

      Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in Dura’s Annual Report on Form 10-K for the year ended December 31, 2002.

Audit Committee:
James O. Futterknecht, Jr. (Chairman)
Robert E. Brooker, Jr.
Jack K. Edwards

Compensation of Directors

      For service in 2002, directors who are not employees of Dura or any of its affiliates (“Outside Directors”) each received an annual retainer of $75,000. All or a portion of the retainer, but not less than 25%, may be deferred under the Dura Automotive Systems, Inc. Director Deferred Stock Purchase Plan. Deferred amounts are payable only in shares of the Company’s Class A Stock. Outside Directors were not paid for attendance at Board or committee meetings, but were reimbursed for out-of-pocket expenses incurred to attend such meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires Dura’s officers, directors and persons who beneficially own more than ten percent of a registered class of Dura’s equity securities to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish Dura with copies of all Section 16(a) forms they file.

      Based solely upon a review of the copies of such forms furnished to Dura, or written representations that no Form 5 filings were required, Dura believes that during the period from January 1, 2002 through December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except that Theresa L. Skotak, Vice President, filed Form 3 approximately one month late; Jurgen von Heyden, Vice President, filed Form 5 with respect to two transactions approximately four months late; and Karl F. Storrie filed Form 4 with respect to one transaction approximately one month late.

Independent Public Accountants

      The Audit Committee has reappointed the firm of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (“Deloitte”), 400 One Financial Plaza, 120 South Sixth Street, Minneapolis, MN 55402, to examine Dura’s financial statements for the current fiscal year ending December 31, 2003. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire, and will also be available to respond to appropriate questions.

      On May 21, 2002, Dura’s Board of Directors, acting on the recommendation of the Audit Committee, appointed Deloitte & Touche LLP as its independent auditor for the 2002 fiscal year, to replace Arthur Andersen LLP (“Andersen”). The reports of Andersen on Dura’s financial statements for the 2000 and 2001 fiscal years did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the 2000 and 2001 fiscal years, and for the period ending May 21, 2002, there were no disagreements between Dura and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on Dura’s financial statements. In addition, during the 2000 and 2001 fiscal years, and for the period ending May 21, 2002, there were no “reportable events” within the meaning of Item 304 of the SEC’s regulation S-K.

Audit Fees

      The aggregate fees billed by Deloitte and Andersen for professional services rendered for the audit of the Company’s consolidated financial statements, including foreign and other statutory audit requirements, reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and other audit related services were $1,605,000 for the fiscal year ended December 31, 2002.

Financial Information Systems Design and Implementation Fees

      The Company did not incur any fees to Deloitte or Andersen for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

All Other Fees

      The aggregate fees billed by Deloitte and Andersen for services rendered to the Company, other than the services described above under “Audit Fees” were $1,418,000 for the fiscal year ended December 31, 2002 comprised of the following:

Audit related services	$203,000
Tax services	$1,069,000
All other services	$146,000

      In making its recommendation to appoint Deloitte as the Company’s independent public accountants for the fiscal year ending December 31, 2003, the Audit Committee has considered whether the provision of the non-audit services rendered by Deloitte is compatible with maintaining that firm’s independence.

PROPOSAL NO. 2

SHARE ALLOCATION TO EMPLOYEE STOCK

DISCOUNT PURCHASE PLAN

      Dura is seeking stockholder approval of an amendment to its Employee Stock Discount Purchase Plan (the “Plan”) to increase the number of shares of Class A Stock available for purchase under the Plan by 500,000 shares, from 500,000 to 1,000,000 shares. The Board of Directors approved this amendment in April

2003. The Plan was established to give employees desiring to do so a convenient means of purchasing shares of Class A Stock through payroll deductions. The Plan provides an incentive to participate by permitting purchases at a discounted price. Dura believes that ownership of stock by employees has fostered, and will continue to foster, greater employee interest in the success, growth and development of Dura. The essential features of the Plan are summarized below.

Summary of Employee Stock Discount Purchase Plan

      General. The Plan, which is intended to qualify under the provisions of Section 423 of the Internal Revenue Code, was originally approved by the Board of Directors and the shareholders in August 1996. The Plan provides Dura’s employees with the opportunity to purchase shares of Class A Stock through payroll deductions at a discounted price. The Company originally reserved 500,000 shares of Class A Stock for issuance in connection with the Plan. As of December 31, 2002, 427,646 shares of Class A Stock had been sold under the Plan, leaving 72,354 available for purchase.

      Administration. The Plan is administered by the Compensation Committee. The Compensation Committee has control over the administration of the Plan, including the determination of employees eligible to participate, the interpretation of Plan provisions, and the authority to delegate certain duties to an agent to facilitate the purchase and transfer of shares under the Plan. The Compensation Committee may also delegate its administrative authority to the Dura Employee Benefits Committee for any matters other than oversight as to participation by officers and authority to consent to participation by a subsidiary.

      Eligibility. Subject to certain restrictions, each employee of Dura or a participating subsidiary who is a U.S. resident or a U.S. citizen temporarily on location at a facility outside of the U.S. is eligible to participate in the Plan if he or she has been employed by Dura for more than six months. Subject to certain restrictions, employees who are resident for tax purposes in a jurisdiction other than the U.S. may also participate in the Plan after six months of employment. Participation is discretionary with each eligible employee.

      Participation; Payroll Deductions. Each eligible employee is entitled to purchase a maximum of 200 shares of Class A Stock per year. Elections to participate and purchases of stock are made on a quarterly basis. Each participant contributes to the Plan by choosing a payroll deduction in any specified amount, with a minimum deduction of $5 per payroll period. A participant may increase or decrease the amount of his/her payroll deduction, including a change to a zero deduction as of the beginning of any calendar quarter. Elected contributions are credited to participants’ accounts at the end of each calendar quarter. In addition, participants may make lump sum contributions at the end of the year to enable them to purchase the maximum number of shares available for purchase during the plan year.

      Purchase of Stock. Each participant’s contributions are used to purchase shares for the participant’s share account within 15 working days after the last day of each calendar quarter. The cost per share is 85% of the lower of the closing price of the Company’s Class A Stock on the NASDAQ National Market on the first or the last day of the calendar quarter. The number of shares purchased on each participant’s behalf and deposited in his/her share account is based on the amount accumulated in such participant’s cash account and the purchase price for shares with respect to any calendar quarter.

      No participant may purchase shares if immediately after such purchase, the participant would own stock comprising five percent or more of the total combined voting power or value of Dura Common Stock. In addition, no participant is permitted to purchase stock with a value in excess of $25,000 (determined at the fair market value of the stock at the time such option is granted) in any calendar year.

      Dividend Rights. Shares purchased under the Plan carry full rights to receive dividends declared from time to time, if any. Under the Plan, any dividends attributable to shares in the participant’s share account will be automatically used to purchase additional shares for such participant’s share account. Share distributions and share splits will be credited to the participant’s share account as of the record date and effective date, respectively.

      Withdrawal. A participant has full ownership of all shares in his/her share account and may withdraw them for sale or otherwise by written request to the Compensation Committee following the close of each calendar quarter.

      Amendment and Termination of the Plan. Subject to applicable federal securities and tax laws, the Board of Directors has the right to amend or terminate the Plan. Amendments to the Plan will not affect a participant’s right to the benefit of the contributions made by such participant prior to the date of any such amendment. In the event the Plan is terminated, the Compensation Committee will distribute all shares held in each participant’s share account plus an amount of cash equal to the balance in each participant’s cash account.

      A copy of the Plan, as proposed to be amended, is attached to this proxy statement as Exhibit B.

      Federal Income Tax Consequences. The proposed amendment will have no effect on the tax consequences to participants or Dura.

      The following brief summary of the effect of federal income taxation on the participant and Dura with respect to the shares purchased under the Plan does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

      The Plan, and the rights of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends on the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the calendar quarter in which the shares were purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the calendar quarter in which the shares were purchased. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of the two year holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. Dura generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Participation in the Plan

      The following table sets forth the number of shares purchased under the Plan during 2002 by each of (i) Dura’s chief executive officer and the four other most highly compensated executive officers during the year ended December 31, 2002 (the “Named Executive Officers”); (ii) all executive officers as a group; and (iii) all employees, including all officers who are not currently executive officers, as a group. Non-employee directors are not eligible to participate in the Plan.

Number of Shares
Purchased Under
Name and Principal Position	the Plan in 2002

Karl F. Storrie	0
Former President and Chief Executive Officer
Jurgen von Heyden	0
Vice President
Milton D. Kniss	0
Vice President
Robert A. Pickering	0
Vice President
David R. Bovee	0
Vice President
All executive officers as a group	359
All employees, including all officers who are not executive officers, as a group	114,123

Vote Required for Approval

      The affirmative vote of the holders of a majority of outstanding Common Stock is required to approve this proposal If approved by the shareholders, the proposed amendment to the Plan will become effective immediately.

      The Board of Directors recommends a vote “FOR” the proposal to amend the Employee Stock Discount Purchase Plan.

OTHER BUSINESS

      At the date of this Proxy Statement, Dura has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should properly be brought before the Annual Meeting and any adjournments or postponements thereof, the Proxies will be voted in the discretion of the Proxy holders.

OWNERSHIP OF DURA COMMON STOCK

      Unless otherwise noted, the following table sets forth certain information regarding ownership of the Common Stock as of April 15, 2003 by (i) the beneficial owners of more than 5% of each class of Common Stock of Dura, (ii) each director, director nominee and named executive officer of Dura and (iii) all directors and executive officers of Dura as a group. To the knowledge of Dura, each of such stockholders has sole voting and investment power as to the shares shown unless otherwise noted. Beneficial ownership of the Common Stock listed in the table has been determined in accordance with the applicable rules and regulations promulgated under the Exchange Act.

	Beneficial Ownership

	Class A Stock		Class B Stock

Directors, Officers	Number	Percent	Number	Percent
and 5% Stockholders	of Shares	of Class	of Shares	of Class

ONEX DHC LLC(1)(2)	30,000	1.8%	1,761,150	100.0%
Alkin Co.(2)(3)	—	—	124,420	7.1%
J2R Corporation(2)	—	—	98,211	5.6%
Scott D. Rued(2)(4)	34,500	1.9%	98,211	5.6%
David R. Bovee(2)(5)	115,727	6.2%	11,308	*
Lawrence A. Denton	10,000	*	—	—
Milton D. Kniss(2)(6)	101,301	5.5%	8,961	*
Robert A. Pickering	62,247	3.4%	—	—
Jurgen von Heyden	25,060	1.4%	—	—
Karl F. Storrie(2)(7)	452,937	20.6%	55,531	3.2%
Robert E. Brooker, Jr.	58,110	3.3%	—	—
Jack K. Edwards	28,020	1.6%	—	—
James O. Futterknecht, Jr.	17,309	1.0%	—	—
S.A. Johnson(2)(8)	157,500	8.2%	107,879	6.1%
J. Richard Jones	65,713	3.6%	—	—
Ralph R. Whitney, Jr.	35,713	2.0%	—	—
FMR Corp.(9)	1,822,674	11.0%	—	—
Dimensional Fund Advisors(10)	1,118,071	6.8%	—	—
Strong Capital Management, Inc.(11)	1,236,722	7.5%	—	—
Barclays Global Investors, N.A.(12)	1,239,765	7.5%	—	—
All Directors and Officers as a group (15 persons)	1,303,446	7.4%	1,761,150	100.0%

*	Less than one percent.

(1)	Reflects shares of Common Stock held by Onex DHC LLC, which has shared voting power over 1,761,150 shares of Class B Stock (see footnote (2)) and sole dispositive power over 30,000 shares of Class A Stock and 1,409,913 shares of Class B Stock. Onex DHC LLC and Onex Investment Corp. are both wholly owned subsidiaries of Onex Corporation. The address for Onex DHC LLC is c/o Onex Investment Corp., 712 Fifth Avenue, 40th Floor, New York, New York 10019.

(2)	Onex, Alkin Co., J2R Corporation, Messrs. Rued, Storrie, Bovee, Johnson and Kniss and certain of Dura’s other existing stockholders have entered into agreements pursuant to which such stockholders agreed to vote their shares of Common Stock in the same manner as Onex votes its shares on all matters presented to Dura’s stockholders for a vote and, to the extent permitted by law, granted to Onex a proxy to effectuate such agreement. As a result, Onex has voting control of approximately 54.9% of the Common Stock.

(3)	Includes 14,420 shares of Class B Stock issuable upon the exercise of currently exercisable options issued to Alkin Co. in connection with Dura’s acquisition of the automotive parking brake cable and lever business and light duty cable business from Alkin. The address for Alkin Co. is 2000 U.S. Highway 63 South, Moberly, Missouri 65270.

(4)	Includes 98,211 Class B Stock owned by J2R, of which Mr. Rued is a stockholder and 34,500 currently exercisable options to acquire Class A Stock. Mr. Rued disclaims beneficial ownership of the shares owned by J2R. The address for Mr. Rued is c/o Hidden Creek Industries, 4508 IDS Center, Minneapolis, Minnesota 55402.

(5)	Includes 105,000 currently exercisable options to acquire Class A Stock and 10,727 vested restricted stock units under the Company’s Deferred Income Leadership Stock Purchase Plan.

(6)	Includes 90,000 currently exercisable options to acquire Class A Stock and 11,251 vested restricted stock units under the Company’s Deferred Income Leadership Stock Purchase Plan.

(7)	Includes 1,400 Class A Stock owned by Mr. Storrie’s wife for which Mr. Storrie disclaims beneficial ownership of such shares, 432,500 currently exercisable options to acquire Class A Stock, and 16,037 vested restricted stock units under the Company’s Deferred Income Leadership Stock Purchase Plan.

(8)	Includes 98,211 Class B Stock owned by J2R, of which Mr. Johnson is President, 9,688 Class B Stock owned by Mr. Johnson and 157,500 currently exercisable options to acquire Class A Stock. The address for Mr. Johnson is c/o OG Partners, 294 Grove Lane East, Suite 260, Wayzata, Minnesota 55391.

(9)	FMR Corp. reported as of February 14, 2003 sole voting power with respect to 45,000 shares of Class A Stock and sole dispositive power with respect to 1,822,674 shares of Class A Stock, representing 11.1% of the outstanding shares of Class A Stock at that time. The address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(10)	Dimensional Fund Advisors reported as of February 3, 2003 sole voting and dispositive power with respect to 1,118,071 shares of Class A Stock, representing 7.2% of the outstanding shares of Class A Stock at that time. The address for Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(11)	Strong Capital Management, Inc. reported as of February 6, 2003 shared voting power with respect to 1,232,892 shares of Class A Stock and shared dispositive power with respect to 1,236,722 shares of Class A Stock, representing 7.4% of the outstanding shares of Class A Stock at that time. The address for Strong Capital Management, Inc. is 100 Heritage Reserve, Mehomonee Falls, Wisconsin 53051.

(12)	Barclays Global Investors, N.A. reported as of February 10, 2003 sole voting and dispositive power with respect to 1,239,765 shares of Class A Stock, representing 7.5% of the outstanding shares of Class A Stock at that time. The address for Barclays Global Investors, N.A. is 45 Fremont Street, San Francisco, California 94105.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth compensation packages for the years ended December 31, 2002, 2001 and 2000 for the Named Executive Officers.

						Long-Term
		Annual Compensation				Compensation

				Other Annual		Options	All Other
Name and		Salary	Bonus	Compensation		Granted	Compensation
Principal Position	Year	($)(1)	($)(1)(2)	($)		(#)	($)(3)

Karl F. Storrie	2002	$765,000	$863,280	$54,254		50,000	$7,076
Former President and	2001	690,000	—	118,593	(4)	190,000	7,988
Chief Executive Officer	2000	650,000	—	68,771	(5)	—	7,988
Jurgen von Heyden	2002	355,954	232,563	—		20,000	—
Vice President	2001	303,000	—	—		70,000	—
	2000	250,290	615,530 (7)	—		—	—
Milton D. Kniss	2002	340,000	278,250		(6)	20,000	5,247
Vice President	2001	353,500	—		(6)	70,000	7,214
	2000	290,000	—		(6)	—	7,214
Robert A. Pickering	2002	280,500	112,227		(6)	20,000	5,247
Vice President	2001	262,500	—		(6)	70,000	7,574
	2000	250,000	—		(6)	—	7,510
David R. Bovee	2002	274,000	235,440		(6)	20,000	4,667
Vice President	2001	251,667	—		(6)	70,000	7,214
	2000	210,000	—		(6)	—	7,214

(1)	Includes amounts deferred by employees under Dura’s 401(k) employee savings plan, pursuant to Section 401(k) of the Internal Revenue Code.

(2)	Represents amounts earned under the Company’s bonus plan, but excludes amounts foregone at the election of the Named Executive Officer and payable in shares of Dura’s Class A Stock under the Dura Automotive Systems, Inc. Deferred Income Leadership Stock Purchase Plan.

(3)	The amounts disclosed in this column include amounts contributed by Dura to Dura’s 401(k) employees savings plan and profit sharing plan and dollar value of premiums paid by Dura for term life insurance on behalf of the named executive officers.

(4)	Includes $58,958 of personal travel expenses paid by the Company.

(5)	Includes $28,470 of personal travel expenses paid by the Company.

(6)	Except as otherwise disclosed, none of the perquisites or other benefits paid to each of the Named Executive Officer exceeded the lesser of $50,000 or 10% of the total annual salary and bonus received by such Named Executive Officers.

(7)	Special bonus for 2000 based on contracts assumed through acquisition.

Option Grants Table

      The following table shows all grants of options to acquire shares of Dura Class A Stock granted to the Named Executive Officers under the 1998 Plan during the last fiscal year.

	Number of				Potential Realizable Value
	Securities	% of Total			at Assumed Annual Rates
	Underlying	Options			of Stock Price Appreciation
	Options	Granted to	Exercise		for Option Term(2)
	Granted	Employees in	Price (Per	Expiration
Name	(#)(1)	Fiscal Year	Share)	Date	5%	10%

K.F. Storrie	50,000	9.0%	$13.50	8/1/12	$424,504	$1,075,776
J. von Heyden	20,000	3.6%	13.50	8/1/12	169,802	430,310
M.D. Kniss	20,000	3.6%	13.50	8/1/12	169,802	430,310
R.A. Pickering	20,000	3.6%	13.50	8/1/12	169,802	430,310
D.R. Bovee	20,000	3.6%	13.50	8/1/12	169,802	430,310

(1)	These options vest ratably over four years commencing one year from the date of grant.

(2)	Amounts reflect certain assumed rates of appreciation set forth in the executive compensation disclosure rules of the SEC. Actual gains, if any, on stock option exercises depend on future performance of Dura’s Class A Stock and overall stock market conditions. No assurances can be made that the amounts reflected in these columns will be achieved.

Option Exercises and Year-End Value Table

      The following table shows the aggregate exercise of options during 2002 by the Named Executive Officers and the aggregate number and value of unexercised options held by each Named Executive Officer as of December 31, 2002.

Aggregated Option Exercises in Last Fiscal

Year and Year-End Option Values

			Number of	Value of Unexercised
			Unexercised	In-the-Money
			Options at	Options Year-
			Year-End(#)	End($)(1)
	Shares
	Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise	Realized	Unexercisable	Unexercisable

K.F. Storrie	20,000	$315,350	432,500/122,500	$315,925/$33,375
J. von Heyden	4,940	89,195	25,060/ 60,000	55,402/ 76,850
M.D. Kniss	37,500	262,221	90,000/ 72,500	36,200/ 76,850
R.A. Pickering	21,300	294,571	45,883/ 82,618	36,200/ 76,850
D.R. Bovee	—	—	105,000/ 85,000	67,950/ 76,850

(1)	Values are based on the difference between the closing bid price of Dura’s Class A Stock on December 31, 2002 ($10.04) and the exercise prices of the options.

Pension Plan Table

      The following table shows the estimated annual benefits payable upon normal retirement to persons in specified compensation and years of service classifications under Dura’s Supplemental Executive Retirement Plan, effective as of January 1, 2003 (the “SERP”). The SERP is intended to supplement benefits provided to eligible executive officers under the Company’s qualified and other non-qualified retirement plans.

	Benefits Based Upon Years of Service
	at Normal Retirement Age(2)(3)
Final Average
Annual Compensation(1)	15	20	25	30	35

$125,000	$14,063	$18,750	$23,438	$28,125	$32,813
$150,000	16,875	22,500	28,125	33,750	39,375
$175,000	19,688	26,250	32,813	39,375	45,938
$200,000	22,500	30,000	37,500	45,000	52,500
$225,000	25,313	33,750	42,188	50,625	59,063
$250,000	28,125	37,500	46,875	56,250	65,625
$300,000	33,750	45,000	56,250	67,500	78,750
$400,000	45,000	60,000	75,000	90,000	105,000
$500,000	56,250	75,000	93,750	112,500	131,250

(1)	Final average annual compensation is the average of a participant’s compensation for the three calendar years of employment, selected from the last five calendar years of employment, which produce the highest average. “Compensation” includes salary and bonus payments as referenced in the Summary Compensation Table, amounts deferred under a salary reduction agreement, and bonus payments deferred into the Company’s Deferred Income Leadership Stock Purchase Plan.

(2)	The Named Executive Officers have credited years of service under the SERP as follows: K.F. Storrie — 23.7 years; M.D. Kniss — 21.6 years; and D.R. Bovee — 30.3 years. Mr. von Heyden is not a participant in the SERP. Mr. Pickering is a participant in a separate supplemental executive retirement plan that was sponsored by Excel and assumed by Dura.

(3)	Benefits shown in the table are computed as a straight life annuity (with a 10-year certain term) beginning at age 65 and are not subject to any deduction for social security benefits or other offset amounts.

Consulting and Employment Agreements

      In January 2003, Mr. Storrie resigned as President and Chief Executive Officer and was elected as Vice Chairman. Mr. Storrie and Dura have entered into a Consulting Agreement dated as of April 1, 2003 (“Consulting Agreement”) pursuant to which Mr. Storrie’s employment with Dura was terminated on March 31, 2003. Under the Consulting Agreement, Mr. Storrie was retained as a consultant of Dura until February 28, 2005, or his earlier death or disability. Dura will pay to Mr. Storrie, as consideration for the consulting services to be provided, an annual consulting fee of $525,000. All vested options held by Mr. Storrie as of March 31, 2003 will be exercisable until their original expiration date (ten years from the date the options were granted). Mr. Storrie received a grant of 120,000 options under the 1998 Plan on March 31, 2003. These options are fully vested as of the date of grant and have an exercise price equal to the fair market value of Dura’s Class A Stock on this date. In addition, Dura agreed to grant to Mr. Storrie, under the 1998 Plan, 75,000 options on May 20, 2003 and 75,000 options on the date of the May 2004 annual meeting of stockholders. The exercise price of the options to be granted on May 20, 2003 will be equal to the fair market value of Dura’s Class A Stock on May 20, 2003. The exercise price of the options to be granted in May 2004 will be equal to the lesser of (i) the fair market value of Dura’s Class A Stock as of the grant date or (ii) 200% of the fair market value of Dura’s Class A Stock as of the close of business on May 20, 2003. In addition, if there is a change of control of Dura before the May 2004 annual meeting of stockholders, Dura will issue the 75,000 options immediately prior to the change in control.

      The Board of Directors appointed Mr. Larry Denton as President and Chief Executive Officer effective as of January 15, 2003. Pursuant to the terms and conditions of Mr. Denton’s offer letter, Dura will pay to Mr. Denton an annual base salary of $700,000 and perquisites of up to $40,000 per year. Mr. Denton is eligible to receive a bonus that is determined in part on the performance of Dura and in part on his own performance. Mr. Denton’s target bonus is 100% of his base salary. Dura paid Mr. Denton a signing bonus of $400,000. If Mr. Denton voluntarily terminates his employment with Dura within 24 months, he will reimburse Dura for the signing bonus. Mr. Denton was granted 250,000 stock options on February 20, 2003, with an exercise price equal to the fair market value of Class A Stock on the grant date. The options vest on a pro rata basis over a four year period. Mr. Denton is also eligible to participate in Dura’s Deferred Income Leadership Stock Purchase Plan and the SERP. Dura will develop a plan to grant Mr. Denton 100,000 shares of restricted stock, to vest on his fifth anniversary with Dura. Vesting will depend on a set of performance factors to be developed by the Compensation Committee and Mr. Denton. Mr. Denton will participate in Dura’s other retirement and fringe benefit plans. If Dura terminates Mr. Denton’s employment for reasons other than gross misconduct, Dura will pay Mr. Denton 24 months of base salary and provide health benefits for 24 months.

Compensation Committee Interlocks and Insider Participation

      Messrs. J. Richard Jones, Eric J. Rosen and Ralph R. Whitney, Jr. served as members of Dura’s Compensation Committee during its last completed fiscal year. Mr. Jones was an executive officer of Trident prior to its acquisition by Dura in April 1998. See “Certain Relationships and Related Party Transactions” for disclosure of a transaction involving Mr. Ralph R. Whitney, Jr.

Compensation Committee Report on Executive Compensation

      This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that Dura specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      The following has been submitted by the Compensation Committee:

General Executive Officer Compensation Policies

      The Compensation Committee is responsible for developing and recommending Dura’s executive compensation policies to the Board of Directors. The executive officer compensation program has been designed to attract and retain highly qualified and motivated employees and to reward superior performance.

      The combination of both cash compensation (salary and performance bonus) and equity-based compensation are intended to encourage and reward near-term objectives, such as financial performance, and Dura’s long-term goals, such as continuous improvement in customer and employee satisfaction, and the growth and prosperity of Dura and its stakeholders.

Salary and Bonus

      In general, the base salaries of Dura’s executive officers are established at levels believed to be at market rates. Each year, the Committee reviews compensation data from outside consultants, available survey information and data from companies of comparable size and performance in ascertaining comparable salary rates. To provide performance incentives, Dura provides for annual cash awards that are payable if Dura meets or exceeds certain predetermined goals established and approved by the Board of Directors.

      Dura’s bonus program is comprised of three principal factors. First, the Committee establishes a target for each officer expressed as a percentage of salary. Second, a financial performance factor is determined that creates a minimum performance requirement and recognition of performance related to expectations. Third, a team performance factor relating to progress toward company goals and an individual leadership initiative are established. The bonus is payable only if the minimum financial performance, the team performance and the individual leadership initiative are achieved.

      In addition to the above-referenced objective factors, the Compensation Committee has the right to adjust bonus payments based upon its evaluation of Dura’s performance relative to the overall economy and specific market considerations. This discretion is intended to better align potential plan payout as an indication of overall Company performance.

Long-Term Equity Incentives

      The long-term equity incentives consist of awards under the 1998 Plan and the Company’s Deferred Income Leadership Stock Purchase Plan both administered by the Compensation Committee. Pursuant to the terms of the 1998 Plan, options are granted at an exercise price equal to Dura’s Class A Stock price on the date the options are granted. The Compensation Committee believes the 1998 Plan aligns management’s long-term interests with stockholder interests, as the ultimate compensation is based upon Dura’s stock performance. The Compensation Committee also believes the 1998 Plan is a cost effective method of providing key management with long-term compensation. The Compensation Committee approves the employees who participate in the 1998 Plan based upon recommendations by the Chairman of the Board of Directors and the Chief Executive Officer. The Compensation Committee determines the number of shares to be optioned to each employee based upon individual performance, responsibility and level of cash compensation. The Compensation Committee may also, based on the recommendation of the Board of Directors, approve the issuance of stock option agreements not in connection with the 1998 Plan. Pursuant to the Deferred Income Leadership Stock Purchase Plan, key leadership employees are selected by the Compensation Committee to participate in the plan. These employees are permitted to defer and invest all or part of his or her annual cash bonus in restricted stock units equivalent to shares of Dura’s Class A Stock. The Compensation Committee also believes that this Deferred Income Leadership Stock Purchase Plan aligns management’s long-term interests with stockholder interests.

      The income tax laws of the United States limit the amount the Company may deduct for compensation paid to the Company’s Named Executive Officers. Certain compensation that qualifies as “performance-based” under IRS guidelines is not subject to this limit. Stock options granted under the Company’s 1998 Plan are designed to qualify as performance-based compensation thereby permitting the Company to deduct the related expenses. The Compensation Committee believes that these limitations should not cause the Company to be denied a deduction for 2002 compensation paid to the Named Executive Officers. The Compensation Committee will continue to work to structure components of its executive compensation to achieve the maximum deductibility under the Internal Revenue Code in a manner consistent with its compensation goals and the Company’s values.

Chief Executive Officer Compensation

      The 2002 base salary of Karl F. Storrie, Dura’s former CEO, of $765,000, was based upon market and competitive factors. The CEO’s annual cash bonus is determined in part based on the financial performance of Dura and in part on the performance of the CEO. Mr. Storrie earned a bonus of $863,280 in 2002. In addition, the Company granted Mr. Storrie 50,000 options during 2002.

      The foregoing report has been approved by all members of the Compensation Committee.

Compensation Committee:

J. Richard Jones, Chairman
Jack K. Edwards
Ralph R. Whitney, Jr.

EQUITY COMPENSATION PLAN INFORMATION

      The following table gives information about Dura’s Common Stock that may be issued under all of its existing equity compensation plans as of December 31, 2002, which include:

the Dura Automotive Systems, Inc. 1998 Stock Incentive Plan;
the Dura Automotive Systems, Inc. Independent Director Stock Option Plan;
the Dura Automotive Systems, Inc. Employee Stock Discount Purchase Plan;
the Dura Automotive Systems, Inc. Deferred Income Leadership Stock Purchase Plan; and
the Dura Automotive Systems, Inc. Director Deferred Stock Purchase Plan.

	(a)	(b)	(c)
Number of Securities
Remaining for Future
	Number of Securities to	Weighted Average	Issuance Under Equity
	be Issued Upon Exercise	Exercise Price of	Compensation Plans
	of Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Equity compensation plans approved by security holders	3,249,078	$14.69	1,008,345
Equity compensation plans not approved by security holders	—	—	—

Total	3,249,078	$14.69	1,008,345

(1)	The 1998 Stock Incentive Plan provides for an annual increase equal to the lesser of 1,000,000 shares of Class A Stock or 5% of the outstanding number of shares of Class A Stock to be added on the date of each annual meeting of the Stockholders.

(2)	As of December 31, 2002, 427,646 shares of Class A Stock have been issued and are outstanding under the Employee Stock Discount Purchase Plan.

(3)	As of December 31, 2002, 54,686 shares of Class A Stock were distributed to employees under the Deferred Income Leadership Stock Purchase Plan.

(4)	As of December 31, 2002, no shares of Class A Stock had been distributed to directors under the Director Deferred Stock Purchase Plan.

PERFORMANCE GRAPH

      The following graph compares Dura’s cumulative total stockholder return since December 31, 1997 with the NASDAQ National Market Index and with the OEM Automotive Supplier Composite Index. The OEM Automotive Supplier Composite Index consists of the following: Amcast Industrial Corporation, Autoliv, Inc., ArvinMeritor, Inc., American Axle & Manufacturing Holdings, Borg-Warner Automotive, Inc., Collins & Aikman Corporation, Dana Corporation, Decoma International Inc., Delphi Automotive Systems, Dura Automotive Systems, Inc., Eaton Corporation, Gentex Corporation, Intermet Corporation, Johnson Controls, Inc., Lear Corporation, Methode Electronics, Inc., Magna International Inc., Modine Manufacturing Company, Shiloh Industries, Inc., Stoneridge Inc., STRATTEC Security Corporation, Superior Industries International Inc., Tesma International Inc., Tower Automotive, Inc. and Visteon Corporation. The comparison is based on the assumption that $100.00 was invested on December 31, 1997 in each of the Class A Stock, the NASDAQ National Market Index and the OEM Automotive Supplier Composite Index with dividends reinvested.

COMPARISON OF TOTAL RETURN

AMONG NASDAQ NATIONAL MARKET INDEX,
OEM AUTOMOTIVE SUPPLIER COMPOSITE INDEX
AND DURA AUTOMOTIVE SYSTEMS, INC.

	Dec. 1997	1998	Dec. 1999	Dec. 2000	Dec. 2001	Dec. 2002

DRRA	100.0	137.9	70.5	21.2	44.4	40.6
Nasdaq	100.0	139.6	259.1	157.3	124.2	85.1
OEM Suppliers	100.0	111.8	103.7	73.8	95.7	91.9

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

      Dura, Onex, J2R, Alkin, Scott D. Rued, Karl F. Storrie and certain other investors are parties to a stockholders agreement pursuant to which each party has agreed to vote his or its shares of Common Stock in the same manner that Onex votes its shares of Dura’s Common Stock.

      Dura, Onex and certain stockholders including J2R, Alkin, Scott D. Rued and Karl F. Storrie are parties to a registration agreement pursuant to which Dura has granted certain of its stockholders rights to register shares of Dura’s Common Stock.

      Dura paid fees to Hidden Creek of approximately $2.5 million in 2002 for services provided in connection with the offering of Dura’s 8 5/8 percent Senior Notes due April 2012, the tranche C term loan under Dura’s credit agreement and other business development services. Scott D. Rued is President and Chief Executive Officer of Hidden Creek. Certain officers and employees of Hidden Creek continue to provide such services to Dura.

      In January 2002, Dura sold all of the assets of its plastic products business unit in an arms length transaction to Nyloncraft, Inc. for total proceeds of approximately $41 million. The controlling shareholder of Nyloncraft, Inc. is HKW Capital Partners II, L.P. (the “Fund”). Ralph R. Whitney, Jr. and James O. Futterknecht, Jr., members of the Company’s Board, are also members of the general partner of the Fund.

      In 1999, Dura and its former chairman, who is currently a member of Dura’s Board of Directors, formed Automotive Aviation Partners, LLC (“AAP”) to facilitate purchase of a corporate airplane. Dura owns 25 percent of AAP and Dura’s former chairman owns 75 percent. Each party provided guarantees in favor of AAP’s lender; Dura’s guarantee is for $1.25 million. In 2001, Dura loaned approximately $1.2 million to AAP (the “Dura Loan”) to enable it to make a principal payment to the lender. The Dura Loan bears interest at the lender’s prime rate. The former chairman has personally guaranteed repayment of 75 percent of this loan. The Dura Loan was due and payable in October 2002. Subsequently, Dura and its former chairman established a repayment schedule with respect to the former chairman’s guarantee. As of April 15, 2003, the amount outstanding under the Dura Loan was $1.0 million.

SUBMISSION OF STOCKHOLDER PROPOSALS
FOR THE 2004 ANNUAL MEETING

      Proposals of stockholders intended to be presented at the Annual Meeting in 2004 must be received by the assistant secretary of Dura Automotive Systems, Inc., 2791 Research Drive, Rochester Hills, Michigan, 48309, not later than December 29, 2003 to be considered for inclusion in Dura’s 2004 proxy materials. As of April 15, 2003, no proposals to be presented at the 2003 Annual Meeting had been received by Dura. For any proposal that is not submitted for inclusion in Dura’s 2004 proxy materials, but instead sought to be presented directly at the 2004 Annual Meeting of Stockholders, SEC rules permit management to vote proxies in its discretion if: (i) Dura receives notice of a stockholder proposal after March 14, 2004, or (ii) Dura receives notice of a stockholder proposal before March 14, 2004, and advise stockholders in the 2004 proxy materials about the nature of the matter and how management intends to vote on such matter. All proposals made by stockholders must be done in accordance with Dura’s By-laws.

ADDITIONAL INFORMATION

      This solicitation is being made by Dura. All expenses of Dura in connection with this solicitation will be borne by Dura. Dura will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and Dura’s transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

      Dura will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of Dura’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the SEC, including the financial statements. Requests for copies of such Annual Report on Form 10-K should be directed to: Dura Automotive Systems, Inc., 2791 Research Drive, Rochester Hills, MI 48309.

      Please complete the enclosed Proxy and mail it in the enclosed postage-paid envelope as soon as possible.

By Order of the Board of Directors,

-s- David Bovee
DAVID BOVEE
Assistant Secretary

April 28, 2003

EXHIBIT A

DURA AUTOMOTIVE SYSTEMS, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.     Purpose

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to the public; the Corporation’s systems of disclosure controls and internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should promote adherence to, the corporation’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process, disclosure controls and internal control system.

•	Oversee the Corporation’s compliance with legal and regulatory requirements.

•	Oversee the independent auditor’s qualifications and independence.

•	Review and appraise the audit efforts of the Corporation’s independent accountants and internal auditing activities.

•	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing function, and the Board of Directors.

•	Use best efforts to ensure the Company is in compliance with the provisions of the Sarbanes Oxley Act of 2002.

      The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter and report regularly to the Board of Directors. The Company shall provide appropriate funding, as determined by the audit committee, for compensation to the independent auditor and any to any advisors that the audit committee chooses to engage.

II.     Composition

      The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent directors (as defined by applicable rules and regulations) and free from any other relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. The following persons shall not be considered independent:

(a) a director who is employed by the corporation or any of its affiliates for the current year or any of the past three years;

(b) a director who accepts any compensation from the corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

(c) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the corporation or any of its affiliates as an executive officer. Immediate family includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home;

(d) a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the corporation made, or from which the corporation received, payments (other than those arising solely from investments in the corporation’s securities) that exceed 5% of the corporation’s or business organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

(e) a director who is employed as an executive of another entity where any of the company’s executives serve on that entity’s compensation committee.

      All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise and be deemed an “audit committee financial expert”, in compliance with the criteria established by the SEC and other regulations. The existence of such member shall be disclosed in periodic filings as required by the SEC. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

      In exceptional circumstances one director who is not independent under the criteria of established rules and regulations and is not a current employee or immediate family member of such employee, may be appointed to the Audit Committee, if the board, under exceptional and limited circumstances, determines that membership on the committee by the individual is required in the best interest of the corporation and its shareholders, and the board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reason for the determination.

      The members of the Audit Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board of Directors or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board of Directors, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

      No member of the Audit Committee shall be employed or currently affiliated with the Corporation’s independent accountants.

III.     Meetings

      The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the director of the internal auditing function and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation’s financial reporting consistent with IV.4 below.

      The Audit Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

      A quorum of the Audit Committee shall be declared when a majority of the appointed members of the Audit Committee are in attendance. Meetings shall be scheduled at the discretion of the Audit Committee Chairman. Notice of the meetings shall typically be provided at least five days in advance. The Audit Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

      The independent accountants or the director of the internal audit function may request a meeting with the Audit Committee at any time.

IV.     Responsibilities and Duties

      To fulfill its responsibilities and duties the Audit Committee shall:

Documents/ Reports Review

      1. Review, assess the adequacy and update this Charter periodically, at least annually, as conditions dictate, and recommend changes to the Board of Directors.

      2. Review the organization’s annual and quarterly financial statements and any other significant reports (at the Audit Committee’s discretion) or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants. Annually, recommend to the Board of Directors whether the financial statements should be included in the annual report on Form 10K.

      3. Review the regular internal reports to management prepared by the internal auditing function or any other internal control report and management’s responses to the recommendations (or summaries thereof).

      4. Review with financial management and the independent accountants the 10-Q and earnings press releases prior to its filing or prior to the release of earnings. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

Independent Accountants

      5. Appoint, compensate, and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report or related work. Review the performance of the independent auditors and remove the independent auditors if circumstances warrant. The independent auditors shall report directly to the audit committee and the audit committee shall oversee the resolution of disagreements between management and the independent auditors in the event that they arise.

      6. Review with the independent auditor any problems or difficulties and management’s response review the independent auditor’s attestation and report on management’s internal control report and hold timely discussions with the independent auditors regarding the following:

•	all critical accounting policies and practices;

•	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

•	other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences; and

•	an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements.

      7. At least annually, obtain and review a report by the independent auditor describing:

•	the firm’s internal quality control procedures;

•	any material issues raised by the most recent internal quality-control review, peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

•	(to assess the auditor’s independence) all relationships between the independent auditor and the Company.

      8. Review and preapprove both audit and nonaudit services (excluding prohibited non-audit services as defined in the Sarbanes Oxley Act of 2002) to be provided by the independent auditor (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the audit committee with any such preapproval reported to the audit committee at its next regularly scheduled meeting. Approval of nonaudit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934. The Audit Committee shall establish policies and procedures for the engagement of the outside auditor to provide permissible non-audit services, which shall include pre-approval of such services.

      9. The Audit Committee shall use its best efforts to ensure the Company’s independent auditors comply with Section 203 and 206 of the Sarbanes Oxley Act of 2002.

      10. Set clear hiring policies, compliant with governing laws or regulations, for employees or former employees of the independent auditor.

Internal Audit

      11. Review and advise on the selection and removal of the internal audit director.

      12. Review the plan, activities, organization structure, and qualifications of the internal audit function.

Financial Reporting Processes

      13. In consultation with the independent accountants and the internal auditors, review their findings on the integrity of the organization’s financial reporting processes, both internal and external. Also review the Company’s internal control structure including disclosure controls.

      14. Review with management and the independent accountants’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting. Discuss the major issues regarding the accounting principles used and any significant changes that have been made in the application of those principles.

      15. Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practice as suggested by the independent accountants, management, or the internal auditing function.

      16. Review and approve all related party transactions.

      17. Establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal auditing or auditing matters.

      18. Establish and maintain procedures for the confidential, anonymous submission by Company employees regarding questionable accounting or auditing matters.

Process Improvement

      19. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

      20. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing function any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

      21. Review any significant disagreement among management and the independent accountants or the internal auditing function in connection with the preparation of the financial statements.

      22. Review with the independent accountants, the internal auditing function and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee.)

Ethical and Legal Compliance

      23. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code. Ensure that the code is in compliance with all applicable rules and regulations.

      24. Review management’s monitoring of the Corporation’s compliance with the organization’s Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

      25. Review activities, organizational structure, and qualifications of the internal audit function.

      26. Review, with the organization’s counsel, legal compliance matters including corporate securities trading policies.

      27. Review with the organization’s counsel, any legal matter that could have a significant impact on the organization’s financial statements.

      28. In compliance with Section 302 of the Sarbanes Oxley Act, the Audit Committee must meet with the Chief Executive Officer and the Chief Financial Officer on a quarterly basis to review their Section 302 certification.

      29. Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

Risk Management

      30. Review and evaluate risk management policies in light of the Corporation’s business strategy, capital strength, and overall risk tolerance. The Audit Committee also shall evaluate on a periodic basis the Corporation’s investment and risk management policies, including the internal system to review operational risks, procedures for investment and trading, and safeguards to ensure compliance with procedures.

      31. Review the management of pension assets and liabilities including the performance of the pension fund managers.

      32. Review the Company’s policies towards management and controls over cash and investments, foreign currency exposures, interest rate and commodities risks, in particular where hedging activities are undertaken.

Tax Policies

      33. Review periodically the Corporation’s tax status and any pending audits or assessments.

Management Letter

      34. Review with the independent auditor any management letter provided by the auditor and the Corporation’s response to that letter.

Audit Committee Report

      35. Prepare the Audit Committee report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

Compliance With Laws and Regulations

      36. Advise the Board with respect to the Corporation’s policies and procedures regarding compliance with applicable laws and regulations.

V.     Conflict of Interest

      In the event that an Audit Committee member faces a potential or actual conflict of interest with respect to a matter before the Audit Committee, that Audit Committee member shall be responsible for alerting the Audit Committee Chairman, and in the case where the Audit Committee Chairman faces a potential or actual conflict of interest, the Audit Committee Chairman shall advise the Chairman of the Board. In the event that the Audit Committee Chairman or the Chairman of the Board, concurs that a potential or actual conflict of interest exists, an independent substitute Director shall be appointed as an Audit Committee member until the matter, posing the potential or actual conflict of interest, is resolved.

VI.     Reports

      The Audit Committee will report to the Board at least annually with respect to its activities and its recommendations. When presenting any recommendation or advice to the Board, the Audit Committee will provide such background and supporting information as may be necessary for the Board to make an informed decision. The Audit Committee will keep minutes of its meetings and will make such minutes available to the full Board for its review.

      The Audit Committee shall report to shareholders in the Corporation’s proxy statement for its annual meeting whether the Audit Committee has satisfied its responsibilities under this charter.

VII.     Authorizations

      The Audit Committee is authorized to confer with Corporation management and other employees to the extent it may deem necessary or appropriate to fulfill its duties. The Audit Committee is authorized to conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities. The Audit Committee also is authorized to seek outside legal or other advice to the extent it deems necessary or appropriate, provided it shall keep the Board advised as to the nature and extent of such outside advice.

EXHIBIT B

DURA AUTOMOTIVE SYSTEMS, INC.

EMPLOYEE STOCK DISCOUNT PURCHASE PLAN

Restated as of September 2002

As Proposed to Be Amended on May 20, 2003

      1. Title. This plan shall be known as the Dura Automotive Systems, Inc. Employee Stock Discount Purchase Plan (the “Plan”). The Plan will be maintained by the Company and any of its Subsidiaries that may adopt the Plan from time to time in accordance with the procedures set forth in Section 22 hereof (each such adopting subsidiary referred to herein as a “Covered Entity”) with the Company’s consent.

      2. Purpose. The purpose of the Plan is to give employees wishing to do so a convenient means of purchasing at a discount shares of Dura Automotive Systems, Inc. Class A Common Stock (the “Shares”) through payroll deductions. The Company believes that ownership of Shares by employees will foster greater employee interest in the Company’s growth and development.

      3. Shares Reserved for the Plan. There shall be reserved for issuance and purchase by employees of the Company under this Plan an aggregate of 1,000,000 Shares, subject to adjustment as provided in Section 16 hereof. Shares subject to the Plan may be shares now or hereafter authorized and unissued or shares already authorized, issued and owned by the Company. The right to purchase shares pursuant to the Plan shall be made available by a series of quarterly offerings to employees eligible to participate in the Plan pursuant to Section 8 hereof. If and to the extent that any right to purchase reserved Shares shall not be exercised by any employee for any reason or if such right to purchase shall terminate as provided herein, Shares that have not been so purchased under the Plan shall again become available for the purposes of the Plan during the remaining term of the Plan.

      4. Effective Date. The Plan became effective on the date of the consummation of the initial public offering of the Company’s Class A Common Stock, par value $.01 per share (the “Effective Date”), and has been amended from time to time. This restatement incorporates the prior amendments and those adopted by the Board of Directors effective as of September 1, 2002.

      5. The Plan Year. The Plan shall operate on a fiscal year beginning on the first day of January in each year and ending on the 31st day of December. This fiscal year is referred to herein as the “Plan Year.”

      6. Plan Quarters. The Plan year shall be divided into four Plan quarters ending March 31, June 30, September 30 and December 31. Each such quarter is referred to herein as a “Plan Quarter.”

      7. Plan Administration. The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”), which shall have all powers necessary to enable it to carry out its duties in that respect. As Plan administrator, the Committee shall have complete control of the administration of the Plan, which includes the determination of employees, eligibility for participation in accordance with the standards set forth in Section 8 hereof, the interpretation of provisions of the Plan, the adoption of any rules or regulations which may be necessary, advisable or desirable in the operation of the Plan, including rules governing the participation of officers and directors in the Plan in order to exempt transactions under the Plan in accordance with Rule 16b of the Securities and Exchange Commission, and the delegation of certain of the duties of the Committee to an agent to facilitate the purchase and transfer of Shares and to otherwise assist in the administration of the Plan. The Committee may delegate its administrative authority to the Dura Employee Benefits Committee for any matters other than oversight as to participation by officers and directors and authority to consent to participation by a Covered Entity.

      8. Eligibility. Any employee of the Company who is a United States resident or who is a United States citizen temporarily on location at a facility outside of the United States and any Covered Entity (as defined in Section 22 hereof) shall be eligible to participate in the Plan on the first day of the coincident or next Plan Quarter following the six-month anniversary of such employee’s employment provided such employee (i) has an average work week of 20 hours or more during the period worked and (ii) would not own, immediately after the exercise of any right granted hereunder, stock possessing five percent (5%) or more of the combined voting power or value of all classes of capital stock of the Company. An employee who is rehired by the Company or a Covered Entity and who was previously eligible to participate in the Plan shall be eligible to participate in the Plan on the first day of the coincident or next following Plan Quarter, provided that the employee is a member of an eligible class of employees. The Committee shall determine which employees are eligible to participate in the Plan in accordance with the standards set forth in this Section.

      9. Election to Participate, Payroll Deductions and Lump Sum Contributions. An eligible employee may elect to participate in the Plan on the first day of the next following or coincident Plan Quarter after such employee becomes eligible to participate, and thereafter as of the first day of any Plan Quarter, by correctly completing and returning to the Company an enrollment form authorizing a specified payroll deduction to be made from each subsequent paycheck for the purchase of Shares under this Plan (the “payroll deduction”). The minimum allowable payroll deduction is $5.00 per payroll period or the local equivalent of $5. All payroll deductions shall be made regularly and in equal amounts and shall be credited on the records of the Company in the name of the eligible employee. Such credit shall constitute only a bookkeeping entry by the Company and no interest will be paid or due on any money paid into this Plan or credited to such eligible employee. Employees who elect to participate in the Plan are referred to herein as “participating employees” or “participants.”

      A participating employee will be deemed to have authorized the same payroll deduction for each subsequent payroll period provided that he or she is eligible to participate during each subsequent payroll period. A participating employee may increase or decrease his or her payroll deduction as of the first day of the first full payroll period with respect to such employee of any Plan Quarter by filing the required form, in the time and manner prescribed by the Committee.

      Upon the request of any participating employee, the Company shall suspend making any payroll deduction with respect to such employee as soon as practicable after the employee notifies the Company of such request. In such event, the earliest date upon which payroll deductions may be resumed with respect to such employee shall be the first day of the Plan Quarter occurring immediately after the first full Plan Quarter that follows the suspension of the employee’s payroll deductions.

      In the event that an employee ceases to be a participating employee, or if for any reason the Company does not invest the aggregate amount of payroll deductions of a participating employee, the amount of payroll deductions not theretofore invested shall be returned to such employee.

      10. Limitation of Number of Shares That an Employee May Purchase. A participant shall be allocated the number of Shares which may be purchased with such participant’s contributions; provided, that a participant may purchase no more than 50 Shares in any Plan Quarter under this Plan; and further provided that an eligible employee whose purchases for the Plan Year do not equal 200 Shares (or, in the case of any partial calendar year in which the Plan is in effect, a number of Shares equal to (i) the number of full or partial Plan Quarters in such year in which the Plan is in effect, multiplied by (ii) 50 Shares) shall be entitled to make a lump sum contribution to such employee’s cash account at any time during the period from February 15 through the last day of February of the following Plan Year, the maximum amount of any such contribution to be the amount necessary to purchase the number of Shares equal to the difference between the participant’s aggregate purchases for the immediately preceding Plan Year and 200 Shares (or such lesser number of Shares for any partial Plan Year as determined above). In the case of any such lump sum contribution, the cost per Share shall be calculated as set forth in Section 12 hereof based upon the closing prices with respect to the immediately preceding Plan Quarter. Notwithstanding the foregoing, no right to purchase Shares under this Plan shall permit an employee to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Internal Revenue Code) of the Company at a rate which in aggregate exceeds $25,000 of fair market value of such stock (determined at the time the right is granted) for each calendar year in which the right is outstanding at any time. In addition, the total number of Shares purchased under the Plan shall not exceed 1,000,000 and if, for any purchase date, the number of Shares to be purchased with participants’ cash account balances, when aggregated with all prior purchases under the Plan, would exceed 1,000,000 Shares, allocations to participants for such purchase date shall be reduced pro rata in accordance with their respective cash account balances, so that the total allocations shall not cause the total Shares purchased under the Plan to exceed 1,000,000 Shares.

      11. Accounting for Participant Contributions. The Committee will cause to be established a “cash account” and a “Share account” for each participant under the Plan for bookkeeping purposes. As soon as practicable on or after the last day of each Plan Quarter, but in no case later than the fifteenth day of the month immediately following the end of the Plan Quarter, the Committee will credit each participant’s cash account with such participant’s payroll deductions during the Plan Quarter (“credited payroll deductions”). The date of crediting of such credited payroll deductions is referred to herein as the “deduction crediting date.” The Company shall not be required to pay or accrue interest on the cash balances in participants’ cash accounts or on the value of participants’ Share accounts.

      12. Share Purchases. The Committee will use the entire balance of funds in participants’ cash accounts to purchase Shares to be allocated to participants’ Share accounts within the first 15 working days following each deduction crediting date. The cost per Share to participants will be 85% of the lower of the closing price for the Shares on the Nasdaq National Market (“Nasdaq”) on the first or the last day of the Plan Quarter with respect to which such purchase relates; provided that if the first or last day of the Plan Quarter is a day on which Nasdaq is closed, the price for such day shall be determined as of the last preceding day on which Nasdaq is open.

      13. Allocation of Shares. As soon as practicable after all necessary Shares have been purchased by the Committee (or its agent) for the benefit of participants, the Committee will allocate such Shares to participants’ Share accounts (the date of such allocation to be referred to as the “Share allocation date”) in the following manner:

(a) The Committee will allocate full Shares and fractional Shares to the Share accounts of the individual participants to the extent of the balances in their respective cash accounts, subject to the limitations set forth in Section 10. The cash accounts will be charged with the cost to participants of all Shares so allocated. No cash balances will remain in the participants’ cash accounts immediately after each Share allocation date;

(b) Until certificates are issued, no person shall have any right to sell, assign, mortgage, pledge, hypothecate or otherwise encumber any of the Shares allocated to a participant’s Share account.

      14. Issuance of Share Certificates. Share certificates for the number of whole Shares in each participant’s Share account may be issued to participants only upon the receipt by the Committee (or its agent) of a participant’s written request indicating the number of Shares (to a maximum of the number of full Shares in the participant’s Share account) for which the participant wishes to receive certificates. Such request shall be made on a form at the time prescribed by the Committee and filed with the Committee (or its agent). Share certificates shall be issued to the participant as soon as practicable after the end of a Plan Quarter.

      15. Expenses. The Company or the Covered Entity will bear the costs associated with administering the Plan and purchasing Shares. No expenses attributable to a participant’s sale of Shares, however, will be borne by the Company or the Covered Entity.

      16. Cash Dividends, Share Splits and Distributions.

      (a) Cash Dividends. Cash dividends (if any) attributable to Shares allocated to participants’ Share accounts as of the record date for which such cash dividends are declared will be credited to participants’ cash accounts as of the dividend payment date and applied to Share purchases and allocations on the next Share allocation date in accordance with the methods set forth in Sections 12 and 13 hereof.

      (b) Share Distributions and Share Splits. Share distributions and Share splits (if any) attributable to Shares allocated to participants’ Share accounts as of the Share distribution record date or the Share split effective date will be credited directly to participants’ Share accounts as of the record date and the effective date, respectively, of such Share distributions and such Share splits.

      (c) Share Rights and Warrants. The Company may, from time to time, in the exercise of its sole discretion, declare Share rights or warrants with respect to Shares. Following and as of the record date for determining those shareholders of record entitled to receive Share rights or warrants with respect to their Shares, the Company shall issue, and the Committee shall allocate, such Share rights and/or warrants directly to the appropriate participants as though the Shares allocated to the account of each such participant were held of record by such participants. Certificates representing such Share rights or warrants, if any such certificates have been authorized by the Board of Directors of the Company, may be issued to participants pursuant to the procedures set forth in Section 14 of this Plan.

      (d) Change in Common Stock. In the event of a reorganization, recapitalization, stock split, merger, consolidation or other increase or change in the common stock of the Company, the Committee may make appropriate changes in the number and type of Shares that at the time of such event remain available for purchase under this Plan.

      17. Voting Rights. Holders of Shares have the right to vote on matters affecting the Company. If one of these matters is submitted to the shareholders for a vote, then following the record date for any shareholder meeting at which such vote is to occur, the Committee shall advise the Company of the number of participants for whom Shares are held in Share accounts on such record date, and the Company shall furnish the Committee (or its agent) with sufficient sets of its proxy soliciting materials to deliver one set to each such participants. The Committee shall thereupon forward one set to each participant for whom allocated Shares are being held and request voting instructions. Upon receipt of voting instructions, the Committee shall vote the Shares as instructed. The Committee shall not vote any Share allocated to a participant’s Share account unless voting instructions have been received from the participant.

      18. Records and Reports to Participants. The Committee shall cause to be maintained true and accurate books of account, and a record of all transactions under the Plan, and such accounts, books and records relating thereto shall be open to inspection and audit by such person or persons designated by the Company. At least annually, but in all cases on or before March 31 of each year, the Committee shall file with the Chief Financial Officer of the Company a written report setting forth all receipts and disbursements and other transactions effected on behalf of the Plan during the last preceding Plan Year, including a description of all Shares purchased together with the cost of all such Shares. Such report shall also disclose any liabilities of the Plan and shall show, as of the close of the Plan Year, the value of each active cash account and Share account of each participant together with the record of Share certificates delivered to each of the participants during such Plan Year. The Committee shall have the right to maintain one or more bank accounts for funds contributed to the Plan, and to make deposits in and withdrawals therefrom in connection with its administration of the Plan. An annual report shall be rendered to each participant in the Plan annually within 90 days after the close of the Plan Year, showing for the Plan Year just ended:

(a) the amounts of employee payroll deductions made for each participant;

(b) the amounts of cash dividends credited to such participant’s cash account;

(c) the number of Shares acquired for such participant’s Share account (including the amounts of Share distributions or Share splits so allocated or credited);

(d) the cost to the participant per Share of Shares purchased for such participant;

(e) the number of Shares, if any, for which certificates were delivered to such participant; and

(f) the beginning and ending balances in the participant’s Share and cash accounts.

      19. Termination of Employment or Death. Within 10 business days after termination of employment, a former employee must advise the Committee, in such manner as required by the Committee, as to the disposition of his or her account. If the Committee does not receive timely direction from the former employee, then it will immediately deliver to such former employee a certificate for the number of full Shares allocated to such participant’s account and not previously distributed, together with a check for (i) any remaining cash balance and (ii) the value of any fractional Shares allocated to such participant’s account. In the event of a participant’s death, settlement will be made to the participant’s designated beneficiary, if any, designated in accordance with rules adopted by the Committee. If no beneficiary has been designated, or if such beneficiary does not survive the participant, settlement will be made to the participant’s duly appointed legal representative after the satisfaction of any applicable legal requirements.

      20. Amendment and Termination of the Plan. Subject to the provisions of Section 423 of the Internal Revenue Code and Rule 16b-3 under the Securities Exchange Act of 1934, the Board of Directors of the Company may amend this Plan in any respect; provided, that no amendment may affect any participant’s right to the benefit of contributions made by such participant prior to the date of the amendment. The Board of Directors reserves the right to terminate this Plan at the end of any Plan Quarter. In the event of termination of the Plan, the Committee will make an allocation of Shares to the Share accounts of the participants in the usual manner. As soon as practicable, the Committee will distribute to or on behalf of each participant all of the Shares held in such participant’s Share account plus an amount of cash equal to the balance in such participant’s cash account.

      21. Limitation on Sale of Shares. No Shares will be sold under the Plan to any employee residing or employed in any jurisdiction where the sale of such Shares is not permitted under applicable laws.

      22. Adopting Subsidiaries. Any subsidiary of the Company may adopt the Plan on behalf of its employees either unilaterally or by collective bargaining by filing with the Company a certified copy of a resolution of the Board of Directors (or other appropriate authorization satisfactory to the Secretary of the Company) of the subsidiary providing for such subsidiary’s adoption of the Plan and a certified copy of a resolution of the Board of Directors of the Company or the Committee consenting to such adoption. Each such adopting Subsidiary is referred to herein as a “Covered Entity”.

RULES OF THE DURA AUTOMOTIVE SYSTEMS, INC.

EMPLOYEE STOCK DISCOUNT PURCHASE PLAN

SCHEDULE 1 — The Overseas Schedule

      Where participation in the Plan is offered to employees resident for tax purposes in jurisdictions other than in the US and France, the rules of the Plan shall apply for the purposes of such participation subject to the amendments contained in this Schedule 1.

      1. Section 8 shall be amended to read as follows, other than for employees resident for tax purposes in Brazil and Mexico:

Any employee of the Company or any Covered Entity who is resident outside the US, France, Brazil and Mexico for tax purposes who has been so employed for at least six months, provided such employee would not own, immediately after the exercise of any Option, stock possessing 5% of more of the combined voting power or value of all classes of capital stock of the Company. The Committee shall determined which employees are eligible to participate in the Plan in accordance with the standards set forth in this Section.

      2. Where participation in the Plan is offered to employees resident for tax purposes in Australia or Germany, Section 9 shall be disapplied to the extent that it makes reference to payroll deductions being credited on the records of the Company in the name of the eligible employee. In Australia and Germany the Company will establish an interest bearing account with a bank situated in Australia or Germany (as appropriate) into which payroll deductions will be paid and held in trust for the benefit of the appropriate participants. The Company will keep records as to beneficial ownership and any interest paid on monies in the account will be credited proportionately to the appropriate beneficial owner. The remaining sections of the Plan shall be construed consistently with this mechanism.

      3. Other than in Australia, if payroll deductions are made in a currency other than US dollars, the exchange rate which will be used when purchasing Shares pursuant to this Schedule shall be the spot rate as determined using the Wall Street Journal published on the date on which the purchase is made.

      4. Where participation in the Plan is offered to employees resident for tax purposes in Australia, the exchange rate which will be used when purchasing Shares pursuant to this Schedule will be calculated by reference to the Australian dollar/ US dollar exchange rate published by an Australian bank on the business day immediately preceding the date on which the purchase is made.

      5. Notwithstanding any other provision of the Plan, in the event that any withholding liability arises under the Plan, Shares shall not be transferred to a Participant until such time as the withholding liability has been satisfied. The way in which such withholding liability shall be satisfied shall be determined by the Committee from time to time.

      6. Notwithstanding any other provision of the Plan, the rights and obligations of any individual under the terms of his office or employment with the Company or a Covered Entity shall not be affected by his participation in the Plan or any right which he may have to participate therein, and an individual who participates therein shall waive all and any rights to compensation or damages in consequence of the termination of his office or employment with the Company or a Covered Entity for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to receive Shares as a result of such termination or from the loss or diminution in value of such rights or entitlements.

      7. Notwithstanding any other provision of the Plan, the maximum amount of currency which may be transferred out of Brazil by a resident of that Country in relation to participation in the Plan in any calendar year shall be US $20,000.

      8. Notwithstanding any other provision of the Plan, where participation in the Plan is offered to employees resident for tax purposes in jurisdictions other than in the US, the rules of the Plan relating to the lump sum purchase of stock in the period from February 15 to the last day of February of any Plan Year shall be disapplied.

RULES OF THE DURA AUTOMOTIVE SYSTEMS, INC.

EMPLOYEE STOCK DISCOUNT PURCHASE PLAN

SCHEDULE 2 — The French Schedule

      Where participation in the Plan is offered to employees resident for tax purposes in France, the rules of the Plan shall apply for the purposes of such participation subject to the amendments contained in this Schedule.

1.	Definitions

      The existing definitions in the rules of the Plan will be amended as follows:

“Application Form”	the form, in such format as determined by the Committee, to be delivered to the Company by an Eligible Employee who wishes to be granted an Option for a Plan Quarter;
“Cash Account”	an account, established by the Company, in to which a participant may, by completion of the appropriate section of the Application Form, authorize the Company to make payroll deductions which can be used for payment of the Exercise Price;
“Date of Grant”	the date on which the Committee resolves to grant Options under this Schedule;
“Eligible Employee”	any employee of the Company or any Covered Entity who is resident in France for tax purposes who has been so employed for at least six months, provided such employee would not own, immediately after the exercise of any Option, stock possessing 5% of more of the combined voting power or value of all classes of capital stock of the Company;
“Exercise Notice”	the notice, in such form as may be determined by the Committee from time to time, to be delivered to the Company by an Eligible Employee on the exercise of an option;
“Exercise Period”	the period of one calendar month commencing from the end of the Plan Quarter for which the Option was granted;
“Exercise Price”	the price per Share, denominated in US dollars, at which an Eligible Employee may acquire Shares on the exercise of an Option, being the higher of 85% of the closing price for a Share on the Nasdaq National Market on the first day of the Plan Quarter to which the Option relates and 80% of the arithmetic average of the middle market quotations of a Share as derived from the Nasdaq National Market for the 20 dealing days immediately preceding the Date of Grant;
“Invitation Period”	the period of two weeks ending seven days before the first day of the Plan Quarter for which Options are to be granted;
“Option”	a right to acquire Shares granted in accordance with this Schedule;

“Schedule”	the Dura Automotive Systems, Inc. Employee Stock Discount Purchase Plan as modified by this French Schedule.

2.	Invitations

      2.1 At the beginning of each Invitation Period, the Company may invite Eligible Employees to apply for Options to be granted to them in accordance with the provisions of this Schedule.

      2.2 The invitations shall be in such form as the Committee may determine and shall contain:

2.2.1 details of the method of determining the Exercise Price for the Options to be granted;

2.2.2 details of the maximum number of Shares which each Eligible Employee may apply for an Option over, in the relevant Invitation Period;

2.2.3 an Application Form which the Eligible Employee must complete and return to the Company if he wishes to apply for an Option to be granted to him;

2.2.4 the date by which such Application Forms must be submitted to the Company.

3.	Grant of Options

      3.1 On the Date of Grant for the relevant Plan Quarter, the Committee will grant Options to those Eligible Employees who have submitted valid Application Forms.

      3.2 As soon as is practicable thereafter, a certificate evidencing the grant of such Options shall be dispatched to each Eligible Employee who has been granted an Option.

      3.3 The Option certificate shall contain details of the following:

3.3.1 the number of Shares under Option;

3.3.2 the Exercise Price per Share subject to the Option;

3.3.3 the Exercise Period applicable to the Option.

4.	Limit on the Number of Shares Over Which Options May be Granted

      No Option shall be granted to an Eligible Employee at any time if it would result in the number of Shares which he may acquire in any Plan Quarter to exceed 50.

5.	Exercise of Options

      5.1 Options may be exercised at any time during the Exercise Period applicable to such Option.

      5.2 Options may be exercised by the Option holder submitting an Exercise Notice together with a remittance for the Exercise Price payable to Dura Automotive Systems, Inc. (or where a Cash Account has been established with authorization to Dura Automotive Systems, Inc. to use the same as the Exercise Price) in respect of the Shares over which the Option is to be exercised.

      5.3 An Option may be exercised in whole or in part. To the extent that an Option remains unexercised at the end of the Exercise Period, it shall thereafter lapse.

      5.4 An Option will lapse if an Option holder ceases employment with the Company and any of its Subsidiaries for any reason.

      5.5 If a participant pays for the Exercise Price in French Francs, the exchange rate which will be used when exercising an option pursuant to this Schedule shall be the spot rate as determined using the Wall Street Journal published on the date on which the purchase of the Shares to satisfy such Option is made.

6.	Disapplying Provisions of the Plan

      6.1 Sections 8, 9, 10 and 12 of the Plan shall not apply to Options granted under this Schedule.

      6.2 All references in Section 11 of the Plan to a cash account shall be disapplied. For the purposes of this Schedule the Share account for a participant shall be established as soon as practicable after the exercise of an Option but in no case later than 15 days thereafter.

      6.3 Section 13 of the Plan shall apply as if the Exercise Price paid by an Option holder on the exercise of an Option shall be paid into the relevant cash account.

7.	Change in Common Stock

      If an event mentioned in Section 16(b), (c) or (d) occurs after the Date of Grant of an Option, but before the exercise or lapse of such Option, or before the transfer of the Shares for which such Option has been exercised, the Committee have power to make such adjustment to the number and type of Shares subject to the Option and the Exercise Price as they deem appropriate in the circumstances.

8.	Cessation of Employment

      Section 5 of the Overseas Schedule 1 shall apply as if the same had been fully set out in this Schedule.

▼FOLD AND DETACH HERE ▼

DURA AUTOMOTIVE SYSTEMS, INC.

The undersigned, a stockholder of Dura Automotive Systems, Inc., (the “Company”), hereby appoints Scott D. Rued and Lawrence A. Denton and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each or either of them to represent and to vote, as designated below, all the shares of the Class A Common Stock of the Company held of record by the undersigned on April 15, 2003 at the 2003 Annual Meeting of Stockholders of the Company to be held on May 20, 2003 at 1:00 p.m., Eastern Time, and at any and all adjournments thereof. The Board of Directors recommends a vote FOR the following items:

1.	Election of Directors

☐	FOR all nominees listed (except as written on the line below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Robert E. Brooker, Jr., Lawrence A. Denton, Jack K. Edwards, James O. Futterknecht, Jr., S.A. Johnson, J. Richard Jones, Scott D. Rued, Karl F. Storrie, Ralph R. Whitney, Jr.

(INSTRUCTION: to withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below)

2.	To increase shares available for purchase under the Employee Stock Discount Purchase Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	To transact any other business that may properly come before the meeting.

▼FOLD AND DETACH HERE ▼

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR.

Dated:

Signature
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

▼FOLD AND DETACH HERE ▼

DURA AUTOMOTIVE SYSTEMS, INC.

The undersigned, a stockholder of Dura Automotive Systems, Inc., (the “Company”), hereby appoints Scott D. Rued and Lawrence A. Denton and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each or either of them to represent and to vote, as designated below, all the shares of the Class B Common Stock of the Company held of record by the undersigned on April 15, 2003 at the 2003 Annual Meeting of Stockholders of the Company to be held on May 20, 2003 at 1:00 p.m., Eastern Time, and at any and all adjournments thereof. The Board of Directors recommends a vote FOR the following items:

1.	Election of Directors

☐	FOR all nominees listed (except as written on the line below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Robert E. Brooker, Jr., Lawrence A. Denton, Jack K. Edwards, James O. Futterknecht, Jr., S.A. Johnson, J. Richard Jones, Scott D. Rued, Karl F. Storrie, Ralph R. Whitney, Jr.

(INSTRUCTION: to withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below)

2.	To increase shares available for purchase under the Employee Stock Discount Purchase Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	To transact any other business that may properly come before the meeting.

▼FOLD AND DETACH HERE ▼

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR.

Dated:

Signature
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.